 FOR IMMEDIATE RELEASE
MEDIX RESOURCES ALLOWED PATENT
ON CYMEDIX.COM SOFTWARE
DENVER, CO. - September 22, 1999 PRNewswire/ -- Medix Resources, Inc. (OTCBB:
MDIX) today announced that it's Internet Software Division Cymedix Lynx, Inc
(CYMEDIX) has been allowed a patent for it's software product, Cymedix.com. The patent provides protection of Cymedix's unique Interface between it's unit messaging system and the Healthcare Professional's local database.

"The ability for our Internet transactions software to integrate with the physicians practice management system creates a strong difference between
Cymedix and the other vendors. That was worth obtaining patents to protect our unique technology" states John Yeros, Chairman and CEO of Medix.

David Pfeil, COO of Cymedix added, "The process of obtaining patents is a lengthy task and is only allowed when the product is deemed to have unique technology. This allowance puts the Cymedix in a very positive position within
Healthcare industry. "

Cymedix is actively engaged in the dynamic healthcare data integration and
Internet electronic communication arena. Cymedix.com employs web-based technology in an e-commerce model to provide connectivity to previously incompatible computer systems throughout healthcare continuum. The company provides inexpensive enterprise-wide solutions to historic industry challenges of instantaneous information access, paper dependence and manual process reliance. Cymedix, a healthcare communication technology company, establishes a vital electronic communication link between health plan insurers, physician office practices and industry service providers.

Denver based Medix Resources, Inc. is engaged through its wholly owned subsidiary Cymedix Lynx Corporation of Thousand Oaks, California, in providing several fully secure, patent-pending Internet medical communications products, using an e-commerce business model. Historically, the company's core business has been providing skilled nursing, therapy, rehabilitation and other medical personnel for flexible staffing in home care and in a broad spectrum of healthcare and educational facilities.

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"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: the Statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10-KSB for 1998 that was filed with the Securities and Exchange Commission on April 12, 1999 and 1999 second quarter 10-QSB filed with the Securities and Exchange Commission on August 11, 1999. Such information is available from the SEC or from the Company.
Company Contact:
John P. Yeros - Chairman, Cymedix         David Pfeil - COO, Cymedix
303-741-2045                              805-230-1133